EXHIBIT 8.2

[LETTERHEAD OF PIETRANTONI MENDEZ & ALVAREZ LLP]

November 22, 2005

Popular,	Inc.

Popular Center Building

209 Muñoz Rivera Ave

Hato Rey, Puerto Rico 00918

Dear Sirs:

We have acted as counsel to Popular, Inc., a Puerto Rico corporation (the “Company”) with respect to the registration under the Securities Act of 1933, as amended (the “Act”), of up to 12,075,000 shares (the “Shares”) of Common Stock, $6.00 par value, of the Company.

We have examined the two prospectuses accompanying the registration statement (each a “Prospectus”) to be filed with the Securities and Exchange Commission and have reviewed the summary of the material Puerto Rico tax considerations of the proposed offering described in the Prospectus (the “Summary”) appearing under the caption “TAXATION — Puerto Rico Taxation.” We have also reviewed such other documents and instruments and have examined such questions of law as we have considered necessary for the purpose of this opinion.

It is our opinion that the statements of law contained in the Summary, subject to the limitations stated in the Summary and below, while not purporting to discuss all Puerto Rico tax ramifications of the offering, are accurate statements of the material Puerto Rico tax consequences to the investors who purchase Shares in the offering described in each Prospectus.

Our opinion is based upon the review of each Prospectus and of applicable Puerto Rico income tax statutes, regulations, rulings and decisions, as now in effect. A change in any of the foregoing could necessitate a change in our opinion. In addition, our opinion pertains only to the accuracy of the statements of law contained in the Summary. As to the statements of fact, we are relying upon your representation that such factual matters are accurate.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement on Form S-3. In giving the foregoing consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/ PIETRANTONI MENDEZ & ALVAREZ LLP